EXHIBIT 10(w)


 [LOGO] STANHOME INC.

                                              November 13, 1997

 Mr. John J. Dur
 Stanhome Worldwide Direct Selling Group, Inc.
 Tour Cofonca
 6, rue Jean Jaures
 92807 Puteaux
 FRANCE

 Dear John:

 I deeply apologize for the needless exasperation over the handling of the amendments to your July 9, 1997 Agreement. Your position has been very fair and reasonable.

 As we agreed, the amendments to the July 9, 1997 Agreement are as follows:

      1. All references to December 31, 1997 will be changed to February
         28, 1998.

      2. Unused vacation pay will include 1997 and 1998.

      3. If Board approves sale on or before February 28, 1998, the Special MIP will be paid by March 31, 1998 or at the actual closing, if later.

      4. If sale is not approved on or before February 28, 1998, you will be eligible for a 1997 and pro rata 1998 MIP bonus based solely on achievement of 1997 and 1998 financial targets for the WWDSGroup. The 1997 targets were outlined in the July 9, 1997 agreement. The 1998 targets are to be determined.

      5. Regardless of when an MIP is paid, if it is considered compensation for French tax purposes such French taxes will be covered by the Company's Expatriate Policy.

      6. For Pension Plan purposes, the 1997 and 1998 MIP bonuses or the Special MIP bonus will be included in the Final Average Earnings calculation on an accrued basis.

 All other terms of the July 9 letter remain as stated therein. Please confirm your concurrence with this amendment by signing below and return it to me at your earliest convenience. The counterpart letter may be retained for your files.

                               Sincerely,

                               /s/ Allan G. Keirstead

                               Allan G. Keirstead
                               Executive Vice President
                               Chief Administrative & Financial Officer

 AGREED:

 /s/ John J. Dur
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 Date  Nov. 18, 1997
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 cc H. L. Tower